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EXHIBIT 10.19 - FORM OF CHANGE OF CONTROL SEVERANCE AGREEMENT

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

         AGREEMENT by and between SHOPKO STORES, INC., a Wisconsin corporation (the "Company"), and _______________________________ (the "Executive"), on this
_____________________________.

         The Company, on behalf of itself and its shareholders, wishes to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below). The Board of Directors of the Company (the "Board") believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation arrangements upon a Change of Control which provide the Executive with individual financial security and which are competitive with those of other corporations and, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.



         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:



1. CERTAIN DEFINITIONS.

         (a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated by the Company prior to the date on which a Change of Control occurs, and the Executive can reasonably demonstrate that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or in anticipation of a Change of Control


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         then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

                  The "Change of Control Period" is the period commencing on the date hereof and ending on the earlier to occur of (i) the third anniversary of such date or (ii) the first day of the month next following the Executive's voluntary retirement under the Company's retirement plan or policy ("Retirement"); provided however that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof are hereinafter referred to as the "Renewal Dates"), the Change of Control Period shall be automatically extended so as to terminate on the earlier of (x) two years from such Renewal Date or (y) the first day of the month coinciding with or next following the Executive's Retirement, unless at least 60 days prior to the Renewal Date the Company shall give notice that the Change of Control Period shall not be so extended.

2. CHANGE OF CONTROL. FOR THE PURPOSE OF THIS AGREEMENT, A "CHANGE OF CONTROL" SHALL MEAN ANY OF THE FOLLOWING EVENTS:

         (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 2 or (v) any acquisition of 20% or more but less than a majority of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by any


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         individual, entity or group if at least a majority of the members of the Board were members of the Incumbent Board, as defined below, at the time of such acquisition; or

         (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

         (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company for which approval of the shareholders of the Company is required (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be and
         (ii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or


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         (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

3. Agreement Period. The Company hereby agrees to provide to the Executive the benefits and protections described herein, in consideration of the services provided to the Company by the Executive after the date of this Agreement and of the agreements of the Executive herein, for the period commencing on the Effective Date and ending on the earlier to occur of (a) the second anniversary of such date or (b) the first day of the month coinciding with or next following the Executive's Retirement (the "Agreement Period").

4. Terms of Employment.

         (a)      Position and Duties.

                  (i) During the Agreement Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90 day period immediately preceding the Effective Date and (B) except when traveling in the normal course of business, the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than thirty-five (35) miles from such location.

                  (ii) During the Agreement Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Agreement Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an


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                  employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         (b)      Compensation.

                  (i) Base Salary. During the Agreement Period, the Executive shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly base salary paid to the Executive by the Company during the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Agreement Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be consistent with increases in base salary awarded in the ordinary course of business to other key executives of the Company. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. During the Agreement Period, Base Salary shall not be reduced after any such increase.

                  (ii) Annual Bonus. In addition to Base Salary, the Executive shall be awarded, for each fiscal year during the Agreement Period, an annual bonus (an "Annual Bonus") (either pursuant to any Company bonus plan or otherwise) in cash determined by a formula at least as advantageous to the Executive, taking into account any changes in the capital structure and business organization of the Company taking place after the Effective Date (and any other significant changes in the fairness or applicability of such formula), as the formula in use immediately prior to the Effective Date.

                  (iii) Incentive Savings and Retirement Plans. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Agreement Period in all incentive, savings and retirement plans and programs applicable to other key executives of the Company. Such plans and programs, in the aggregate, shall provide the Executive with



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                  compensation, benefits and reward opportunities at least as favorable as the most favorable such compensation, benefits and reward opportunities provided by the Company for the Executive under such plans and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives.

                  (iv) Welfare Benefit Plans. During the Agreement Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, executive life, group life, accidental death and travel accident insurance plans and programs), at least comparable to those in effect at any time during the 90 day period immediately preceding the Effective Date which would be most favorable to the Executive or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

                  (v) Expenses. During the Agreement Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies and procedures of the Company in effect at any time during the 90 day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

                  (vi) Fringe Benefits. During the Agreement Period, the Executive shall be entitled to fringe benefits, including use of an automobile and payment of related expenses, in accordance with the most favorable policies of the Company in effect at any time during the 90 day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

                  (vii) Office and Support Staff. During the Agreement Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to those

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                  provided to the Executive at any time during the 90-day period immediately preceding the Effective Date which would be most favorable to the Executive or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives.

                  (viii) Vacation. During the Agreement Period, the Executive shall be entitled to paid vacation in accordance with the most favorable policies of the Company as in effect at any time during the 90 day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

5. Termination. Prior to the Effective Date, the Employee's employment with the Company may be terminated at any time by either the Company or the Employee in accordance with any other applicable policy or agreement of the Company and the Employee. During the Agreement Period, the following provisions shall apply:

         (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. The Company may terminate this Agreement, after having established the Executive's Disability (pursuant to the definition of "Disability" set forth below), by giving to the Executive written notice of its intention to terminate the Executive's employment. In such a case, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means disability which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

         (b) Cause. The Company may terminate the Executive's employment for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violations by the Executive of the Executive's obligations under Section 4(a) of this Agreement which are demonstrably


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         willful and deliberate on the Executive's part and which are not remedied after receipt of notice from the Company or (iii) the conviction of the Executive of a felony.

         (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means:

                  (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
                  Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(B) hereof, except for travel reasonably required in the performance of the Executive's responsibilities;

                  (iv) any purported termination by the Company of the Executive's employment otherwise than as permitted by this Agreement; or

                  (v) any failure by the Company to comply with and satisfy
                  Section 13(c) of this Agreement.

                  For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

         (d) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other


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         party hereto given in accordance with Section 14(b) of this Agreement.
         For purposes of this Agreement, a notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice).

         (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be. If the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination. If the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

6. Obligations of the Company upon Termination.

         (a) Death. If, during the Agreement Period, the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned by the Executive hereunder as of the Date of Termination, including, for this purpose (i) the Executive's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination or, if higher, at the highest rate in effect at any time from the 90 day period preceding the Effective Date through the Date of Termination (the "Highest Base Salary"), (ii) any accrued vacation pay not yet paid by the Company and (iii) any other amounts or benefits owing to the Executive under the then applicable employee benefit plans or policies of the Company (such amounts specified in clauses (i), (ii) and (iii) are herein after referred to as "Accrued Obligations"). The Company shall pay the amounts specified in clauses
         (i) and (ii) promptly after the Date of Termination (and in no case later than 30 days after the Date of Termination) and shall pay the amounts in clause (iii) promptly when due. Anything in this Agreement to the contrary notwithstanding, after the Effective Date, the Executive's family shall be entitled to


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         receive benefits at least equal to the most favorable benefits provided by the Company to surviving families of executives of the Company under such plans, programs and policies relating to family death benefits, if any, as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other key executives and their families.

         (b) Disability. If, during the Agreement Period, the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned by the Executive hereunder as of the Date of Termination, including for this purpose, all Accrued Obligations. Anything in this Agreement to the contrary notwithstanding, after the Effective Date, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company to disabled employees and/or their families in accordance with such plans, programs and policies relating to disability, if any, as in effect at any time during the 90 day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families.

         (c) Cause: Other Than for Good Reason. If, during the Agreement Period, the Executive's employment shall be terminated for Cause, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Highest Base Salary through the Date of Termination plus any continuing obligations related to any compensation previously deferred by the Executive. If the Executive terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned by the Executive through the Date of Termination, including for this purpose, all Accrued Obligations.

         (d) Good Reason: Other Than for Cause or Disability. If, during the Agreement Period, the Company shall terminate the Executive's employment other than for Cause or


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         Disability, or the employment of the Executive shall be terminated by the Executive for Good Reason:

                  (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                           A. to the extent not therefore paid, the Executive's Highest Base Salary through the Date of Termination; and

                           B. ____ times the average of the Annual Bonuses payable to the Executive in respect of the three years preceding the fiscal year in which the Effective Date occurs; and

                           C. ___ times the Highest Base Salary; and

                           D. all other amounts accrued or earned by the Executive through the Date of Termination and amounts otherwise owing under the then existing plans and policies of the Company; and

                  (ii) for ____ years after the Date of Termination the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the health and dental plans, programs and policies provided by the Company to employees and/or their families if the Executive's employment had not been terminated, including health insurance and dental insurance, if and as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives and their families; provided, however, that such benefit continuation shall cease when and to the extent the Executive obtains coverage through a new employer.

         Notwithstanding the foregoing, the Company will not pay to Executive, and Executive will not have any right to receive, any payments described in subsections 6(d)(i)(B) and (C) unless and until Executive or his legal representative (in the case of the Executive's death or if Executive is disabled such that he is unable to consent) executes, and there shall be effective following any statutory period for revocation, a release that irrevocably


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         and unconditionally releases, waives, and fully and forever discharges the Company, any company acquiring the Company or its assets, and their past and current shareholders, directors, officers, employees, and agents from and against any and all claims, liabilities, obligations, covenants, rights, demands and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated, relating to or arising out of the Executive's employment with the Company or termination thereof, including without limitation claims arising under the Age Discrimination in Employment Act of 1977, as amended, Title VII of the Civil Rights Act of 1974, as amended, the Civil Rights Act of 1991, as amended, the Equal Pay Act, as amended, and any other federal, state, or local law or regulation, provided, however, that the release shall provide that nothing contained therein shall adversely affect the Executive's rights to receive benefits to which he is entitled under any qualified or nonqualified employee benefit plans and arrangements of the Company or this Agreement, or the Executive's rights to indemnification as provided under applicable law, the Articles of Incorporation or By-Laws of the Company or any written agreement between the Executive and the Company or the Company and a third party.

7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by the


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Executive as they become due as a result of the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits. If any legal proceeding is commenced by the Company to enforce or interpret the terms of this Agreement, or to recover damages for breach hereof, and if the Executive ultimately prevails in such legal proceeding, the Executive shall be entitled to recover from the Company all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by the Executive, in addition to any other relief to which he may be entitled, plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

9. Certain Reduction of Payments by the Company.

         (a) Limitation of Payments. Notwithstanding anything contained herein to the contrary, prior to the payment of any amounts pursuant to
         Section 6(d) hereof, an independent national accounting firm designated by the Company (the "Accounting Firm") shall compute whether there would be any "excess parachute payments" payable to the Executive, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), taking into account the total "parachute payments," within the meaning of Section 280G of the Code, payable to the Executive by the Company or any successor thereto under this Agreement and any other plan, agreement or otherwise. If there would be any excess parachute payments, the Accounting Firm will compute the net after-tax proceeds to the Executive, taking into account the excise tax imposed by Section 4999 of the Code, if (i) the payments hereunder were reduced, but not below zero, such that the total parachute payments payable to the Executive would not exceed three (3) times the "base amount" as defined in Section 280G of the Code, less One Dollar ($1.00), or (ii) the payments hereunder were not reduced. If reducing the payments hereunder would result in a greater after-tax amount to the Executive, such lesser amount shall be paid to the Executive. If not reducing the payments hereunder would result in a greater after-tax amount to the Executive, such payments shall not be reduced. The determination by the Accounting Firm shall be binding upon the company and the Executive subject to the application of Section 9(b) hereof.


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         (b) Treatment of Mistaken Payments. As a result of the uncertainty in the application of Sections 280G of the Code, it is possible that excess parachute payments will be paid when such payment would result in a lesser after-tax amount to the Executive; this is not the intent hereof. In such cases, the payment of any excess parachute payments will be void ab initio as regards any such excess. Any excess will be treated as a loan by the Company to the Executive. The Executive will return the excess to the Company, within fifteen (15) business days of any determination by the Accounting Firm that excess parachute payments have been paid when not so intended, with interest at an annual rate equal to the rate provided in Section 1274(d) of the Code (or 120% of such rate if the Accounting Firm determines that such rate is necessary to avoid an excise tax under Section 4999 of the Code) from the date the Executive received the excess until it is repaid to the Company.

         (c) Payment of Costs and Expenses. All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due. In performing the computations required hereunder, the Accounting Firm shall assume that taxes will be paid for state and federal purposes at the highest possible marginal tax rates which could be applicable to the Executive in the year of receipt of the payments, unless the Executive agrees otherwise.

10. Confidential Information. For the period of the Executive's employment with the Company, the Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it for the two years beginning with the date of his termination of employment with the Company. Notwithstanding the foregoing, the Executive's obligations hereunder regarding confidential information shall continue after the end of the two-year period following his or her


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termination of employment with the Company as regards any information which is a trade secret as defined in Section 134.90 of the Wisconsin Statutes. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

11. Exclusive Remedy. The payments, severance benefits and severance protections provided to the Executive pursuant to this Agreement are to be paid and provided in lieu of any severance payments, severance benefits and severance protections provided in any other plan or policy of the Company, except as expressly provided in writing under the terms of any plan or policy of the Company, or in a written agreement between the Company and the Executive entered into after the date of this Agreement.

12. Statement of Intention. It is the intention of the parties hereto that prior to the Effective Date, this Agreement shall not create any rights or obligations in the Executive or the Company, or require any payments by the Company to the Executive, except as expressly provided herein.

13. Successors.

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

14. Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:                         His most recent address as it appears on the
         --------------------                         Company's payroll records

         If to the Company:                           ShopKo Stores, Inc.
         ------------------                           700 Pilgrim Way
                                                      P.O. Box 19060
                                                      Green Bay, WI 54307-9060
                                                      Attention: Secretary

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation. Furthermore, none of the payments under this subsections 6(d)(i)(B) and (C) shall be included as compensation for purposes of any pension, deferred compensation or welfare benefit plan or program of the Company.

         (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (e) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

         (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof. It is expressly agreed that this Agreement supersedes and replaces any other form of Change of Control Severance Agreement which may have previously been entered into between Company and Executive.

         (g) The Executive and the Company acknowledge that the employment of the Executive by the Company is "at will", and, prior to the Effective Date, may be terminated by either the Executive or the Company at any time. Upon a termination of the Executive's employment or upon the Executive's ceasing to be an officer of the Company, in each case, prior to the Effective Date, there shall be no further rights under this Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                            SHOPKO STORES, INC.

                                        By: ____________________________________

                                            EXECUTIVE


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